SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this "**Agreement**"), dated as of July 22, 2020 is entered by and among Onfolio Holdings, Inc., a Delaware corporation ("**Buyer**") and Dominic Wells, an individual ("Seller"). The Buyer and Seller shall collectively be referred to as the "**parties**."

WHEREAS, Seller owns 100% of the membership interests in Onfolio, LLC, a Delaware limited liability company ("Onfolio, LLC"); and

WHEREAS, Buyer wishes to (i) acquire from Seller his 100% membership interest in Onfolio, LLC in exchange for shares of common stock of the Buyer, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Purchase and Sale. Subject to the terms and conditions set forth herein, at the Closing (as defined in Section 2), Seller shall sell, transfer and assign to Buyer, and Buyer shall purchase from Seller, all of each Seller's right, title and interest in and to the securities set forth next to their name in exchange for the number of shares of common stock of the Buyer set forth next to their name:

Name	Securities to be purchased by Buyer from Seller	No. of shares of Buyer's common stock to be issued to each Seller
Dominic Wells	100% of the membership interests in Onfolio, LLC	2,000,000 shares of common stock

The aggregate number of securities set forth next to Seller's name to be purchased by the Buyer from the Seller shall be referred to as the "**Purchased Securities.**"

2. Closing. Subject to the terms and conditions contained in this Agreement, the purchase and sale of the securities contemplated hereby shall take place at a closing (the "**Closing**") to be held at the time of execution of this Agreement by all parties (the "**Closing Date**") at the Buyer's offices, or at such other place or on such other date as Buyer and Seller may mutually agree upon in writing. At the Closing, Seller shall deliver to Buyer the certificates evidencing the Purchased Securities as described in Section 1 above, free and clear of all Encumbrances (as defined herein), duly endorsed in blank or accompanied by stock powers or other instruments of transfer duly executed in blank, and Buyer shall deliver to Seller the certificates evidencing the shares of Buyer's common stock to be issued to Seller as described in Section 1 above.

3. Representations and Warranties of Sellers. Seller hereby represents and warrants to Buyer as follows:

(a) The Purchased Securities have been duly authorized, are validly issued, fully paid and non-assessable, and are owned of record and beneficially by the Seller, free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or restrictions of any kind ("**Encumbrances**"). Upon consummation of the transactions contemplated by this Agreement, Buyer shall own the Purchased Securities, free and clear of all Encumbrances.

(b) This Agreement has been duly executed and delivered by the Seller and (assuming due authorization, execution and delivery by Buyer) constitutes Seller's legal, valid and binding obligation, enforceable against Seller in accordance with its terms.

(c) The execution, delivery and performance by the Seller of this Agreement do not conflict with, violate or result in the breach of, or create any Encumbrance on the Purchased Securities pursuant to, any agreement, instrument, order, judgment, decree, law or governmental regulation to which the Seller is a party or is subject or by which the Purchased Securities are bound.

(d) No governmental, administrative or other third-party consents or approvals are required by or with respect to Seller in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(e) There are no actions, suits, claims, investigations or other legal proceedings pending or, to the knowledge of Seller, threatened against or by Seller that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.

(f) Seller is acquiring the shares of common stock of the Buyer solely for its own account for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Buyer acknowledges that the shares of common stock of the Buyer are not registered under the Securities Act of 1933, as amended, or any state securities laws, and that the shares of common stock of the Buyer may not be transferred or sold except pursuant to the registration provisions of the Securities Act of 1933, as amended or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

(g) No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

4. Representation and Warranties of Buyer.

(a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

(b) Buyer has all requisite power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Buyer of this Agreement, the performance by Buyer of its obligations hereunder and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by all requisite corporate action on the part of Buyer. This Agreement has been duly executed and delivered by Buyer and (assuming due authorization, execution and delivery by each Seller) this Agreement constitutes a legal, valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms.

(c) No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer.

5. Survival. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Closing hereunder.

6. Indemnification. Seller shall indemnify Buyer and hold Buyer harmless against and in respect of any and all losses, liabilities, damages, obligations, claims, Encumbrances, costs and expenses (including, without limitation, reasonable attorneys' fees) incurred by Buyer resulting from any breach of any representation, warranty, covenant or agreement, as applicable, made by Seller herein or in any instrument or document delivered to Buyer pursuant hereto.

7. Further Assurances. Following the Closing, each of the parties hereto shall execute and deliver such additional documents, instruments, conveyances and assurances, and take such further actions as may be reasonably required to carry out the provisions hereof and give effect to the transactions contemplated by this Agreement.

8. Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder (each, a "**Notice**") shall be in writing and addressed to the parties at 8 The Green, Suite B, Dover, Delaware 19901 (or to such other address that may be designated by the receiving party from time to time in accordance with this section). All Notices shall be delivered by personal delivery, nationally recognized overnight courier (with all fees pre-paid), facsimile or e-mail of a PDF document (with confirmation of transmission) or certified or registered mail (in each case, return receipt requested, postage prepaid). Except as otherwise provided in this Agreement, a Notice is effective only (a) upon receipt by the receiving party, and (b) if the party giving the Notice has complied with the requirements of this Section.

9. Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

10. Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. No party may

assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed.

11. Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

12. Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by each party hereto. No waiver by any party of any of the provisions hereof shall be effective unless explicitly set forth in writing and signed by the party so waiving. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any rights, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

13. Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

14. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

15. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

[Signature Page to Follow]

Buyer:

Onfolio Holdings, Inc.

DocuSigned by:

By ______________________
43CC031B87CC4D6...
Name: Dominic Wells
Title: Chief Executive Officer

Seller:

DocuSigned by:

____
43CC031B87CC4D6...
Name: Dominic Wells